U.S. Securities and Exchange Commission Washington, D.C.
  20549


                                      FORM 8-K



                                  CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported) August 19, 2002


                                    RENTECH, INC.

            (Exact name of registrant as specified in its charter)

  Colorado                         0-19260             84-0957421
  (State of incorporation)   (Commission File Number)  (IRS Employer

  Identification No.)

  1331 17th Street, Suite 720, Denver, Colorado        80202
  (Address of principal executive offices)             Zip Code)

                                  (303) 298-8008

  (Registrant's telephone number, including area code) N/A (Former name or former address, if changed since last report)



  Item 4.  Changes in Registrant's Certifying Accountant.

       On August 19, 2002, the Board of Directors of Rentech, Inc., based on the unanimous recommendation of the Audit Committee of the Board of Directors, dismissed BDO Seidman LLP (BDO Seidman) as Rentech's independent public accountants, effective immediately.

       The audit reports of BDO Seidman on the consolidated financial statements of Rentech for the fiscal years ended
  September 30, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

       During Rentech's two most recent fiscal years ended September 30, 2001 and 2000 and through the date hereof: (a) there were no disagreements with BDO Seidman on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to BDO Seidman's satisfaction, would have caused Rentech to make reference to the subject matter of such disagreement in connection with Rentech's report on Rentech's consolidated financial statements for such years; and (b) there were no reportable events as listed in Item 304(a)(1)(v) of Regulation S-K.

       Rentech provided BDO Seidman with a copy of the foregoing disclosures. Attached, as Exhibit 16.1, is a copy of BDO
  Seidman's letter, dated August 20, 2002, stating its agreement with such statements.

       Also on August 19, 2002, the Board of Directors of Rentech, with the unanimous recommendation of the Audit Committee of the Board of Directors, appointed Ehrhardt Keefe Steiner & Hottman P.C. as Rentech's independent public accountant for Rentech's fiscal year ending September 30, 2002, effective immediately. During Rentech's two most recent fiscal years and through the date of this Form 8-K, neither Rentech nor anyone acting on its behalf consulted Ehrhardt Keefe Steiner & Hottman P.C. with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Rentech's consolidated financial statements, or any other matters or reportable events listed in Item 304(a)(2)(ii) of Regulation S-K.


  Item 7.  Financial Statements and Exhibits

       (c)  Exhibits.

            Exhibit 16.1:  BDO Seidman, LLP letter dated August
  21, 2002.


                                     SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           RENTECH, INC.



                           By: (signature)

  ----------------------------------------
                               James P. Samuels, Vice President
  -Finance
                               and Chief Financial Officer

  Date:  August 21, 2002






                                 EXHIBIT INDEX

  Exhibit No.        Description
                16.  Letter from BDO Seidman, LLP dated August 19,
  2002.